                                                                      EXHIBIT 11


                  GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
          STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS (Unaudited)
                     (Thousands, except per share amounts)

                                                            For the year ended December 31,
                                                  --------------------------------------------------
                                                    1993                  1992                1991
                                                  ---------             ---------           --------
(Loss)
- ------
(Loss) before extraordinary item
 and accounting changes                           $ (18,000)          $ (60,000)          $ (34,000)
Extraordinary item, net of taxes                    (16,000)             (9,000)            (45,000)
Cumulative effect of accounting changes,
 net of taxes                                             -             (55,000)            (63,000)
                                                  ---------           ---------           ---------
Net (loss)                                        $ (34,000)          $(124,000)          $(142,000)
                                                  =========           =========           =========

Weighted Average Shares
- -----------------------
Common shares outstanding, net of
restricted stock and treasury shares                 87,711              86,402              85,837

Add -        shares assumed to be issued
             under long-term incentive
             (restricted stock),
             stock option and stock
             purchase plans at the
             average market price                         -                   -                   -
                                                  ---------           ---------           ---------

Primary shares                                       87,711              86,402              85,837

Add -        additional shares assumed to be
             issued under long-term incentive
             (restricted stock), stock
             option and stock purchase plans
             at the quarter-end market
             price (if higher than the
             average market price)                    1,365               1,840                   -
                                                  ---------           ---------           ---------

Fully diluted shares                                 89,076              88,242              85,837
                                                  =========           =========           =========

(Loss) Per Share
- ----------------
(Loss) before extraordinary item
 and accounting changes                           $    (.21)          $    (.69)          $    (.40)
Extraordinary item                                     (.18)               (.10)               (.52)
Cumulative effect of accounting changes                   -                (.64)               (.73)
                                                  ---------           ---------           ---------
Net (loss)                                        $    (.39)          $   (1.43)          $   (1.65)
                                                  =========           =========           =========

(Loss) Per Share - Primary and
 Fully Diluted
- ---------------------------------------
(Loss) before extraordinary item
 and accounting changes                           $    (.20)          $    (.68)          $    (.40)
Extraordinary item                                     (.18)               (.10)               (.52)
Cumulative effect of accounting changes                   -                (.62)               (.73)
                                                  ---------           ---------           ---------
Net (loss)                                        $    (.38)          $   (1.40)          $   (1.65)
                                                  =========           =========           =========

A single presentation of (loss) per share is made on the Statements of Income because the effects of assuming issuance of common shares under long-term incentive, stock option and stock purchase plans are either insignificant or antidilutive.